Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") by and between CoBiz Financial, Inc., a Colorado corporation ("Borrower") and U.S. Bank National Association ("Lender") is dated effective as of May 13, 2017.

RECITALS

Borrower and Lender are parties to that certain Amended and Restated Credit Agreement dated June 19, 2015, as amended May 13, 2016 (as amended, the "Loan Agreement"), pursuant to which Lender agreed to lend to Borrower an aggregate principal sum of up to $20,000,000.00, currently evidenced by Borrower's Amended and Restated Revolving Note dated on or about June 8, 2016 (the "Promissory Note"), payable to Lender in the principal amount of $20,000,000.00.

Borrower and Lender desire to amend the Credit Agreement to provide for the changes referred to herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. The Credit Agreement is hereby amended as follows:

(a)	The defined term "Revolving Loan Termination Date” is hereby amended to mean "May 12, 2018."

(b)	References in the Credit Agreement to the Amended and Restated Credit Agreement shall mean the Amended and Restated Credit Agreement, as amended.

2.	References; Effect on the Credit Agreement.

(a)

Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)

References in the Loan Agreement to the "Note" shall refer to the Amended and Restated Revolving Note dated on or about the date hereof, as the same may be amended and restated from time to time, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Note and the Loan Agreement.

(c)	Except as specifically amended by this Amendment, the Credit Agreement and any related documents shall remain in full force and effect and is hereby ratified and confirmed.

(d)

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement, nor constitute a waiver of any provision of the Credit Agreement.

3.

Effectiveness. This Amendment shall become effective when and only when the Lender shall have received (a) counterparts of this Amendment duly executed by the Borrower; and (b) such other documents, actions or assurances as Lender may reasonably request.

4.	Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(a)The execution, delivery and performance by Borrower of this Amendment and the Loan Agreement, as amended hereby, (i) are within Borrower's powers, (ii) have been duly authorized by all necessary action, (iii) do not result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to the Collateral, and (iv) do not contravene (A) Borrower's organizational documents, or (B) any law or contractual restriction binding on or affecting Borrower.

(b)This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(c)There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of Borrower.

(d)No breach of any representation or warranty made by Borrower pursuant to Article 5 of the Loan Agreement or any covenant made by Borrower pursuant to Article 6 of the Loan Agreement has occurred and is continuing.

5.

Execution in Counterparts. This Amendment may be executed in one or more counterparts, not all of which need to be signed by the same parties, but all of which taken together shall constitute one and the same instrument. The parties may execute this Amendment and exchange counterparts by means of facsimile transmission or electronic mail, and the parties agree that the receipt of such counterparts shall be binding on the parties and shall be construed as originals.

6.

Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel (who may be in- house counsel) for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities hereunder and thereunder.  In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

7.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Missouri, without regard to its principles of conflict of laws.

8.	Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Loan Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

COBIZ FINANCIAL, INC.

By:

Name:

Title: